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                                                                    EXHIBIT 23.3


                             ACCOUNTANTS' CONSENT

The Board of Directors
Vistana, Inc.

     We hereby consent to the incorporation by reference in this registration statement of our report dated May 12, 1997 on the financial statements of Points of Colorado, Inc. as of March 31, 1997 and 1996 and for each of the two years in the period ended March 31, 1997 and 1996 included in Vistana, Inc.'s Prospectus dated November 26, 1997 (File No. 333-38187) and to all references to our firm included or incorporated by reference in this registration statement.

/s/ KREISMAN CORPORATION



Denver, Colorado
December 22, 1997